Entergy
639 Loyola Avenue
New Orleans, LA  70113

News
Release

Date:	April 5, 2010

Form Release:	Immediately

Contact:	Chanel Lagarde (News Media) (504) 576-4238 clagar1@entergy.com	Michele Lopiccolo (Investor Relations) (504) 576-4879 mlopicc@entergy.com

Exhibit 99.2
Entergy Raises Dividend, Provides Strategic Guidance

New Orleans, La. – Entergy Corporation (NYSE: ETR) today announced that effective immediately it plans to unwind the business infrastructure associated with the proposed separate non-utility nuclear generation and nuclear services companies while it evaluates and works to preserve its legal rights.

Given the potential for the legal process to continue for an extended period, Entergy made the decision to unwind the internal organizations created for Enexus Energy Corporation and EquaGen LLC to eliminate dis-synergies related to the spin-off and redirect its efforts into other strategies as soon as possible in 2010.  As a result of this decision, Entergy outlined capital return plans as well as updated long-term financial outlooks consistent with the current business structure.

“We are pleased the Board took action to return cash to our owners who have been patient during this protracted period of uncertainty,” said J. Wayne Leonard, Entergy’s chairman and chief executive officer.  “While we do not have an order from the New York State Public Service Commission, we believe there are serious questions with regard to the basis for the Commission’s March 25th decision to reject the spin-off transaction given the dialogue at the Commission’s meetings over the last few months and will preserve all of our legal rights.  That being said, we will leave that to the attorneys to figure out.  We are moving forward on the business side to create and capture value unrealized today.

-more-

Entergy News Release: Entergy Raises Dividend, Provides Strategic Guidance

April 5, 2010

“Our tested business model focuses on portfolio management and operational excellence. Entergy has produced significant value by executing consistent with a market-based point-of-view through multiple changes in strategic direction over the last 11 years; in fact the highest total shareholder return in the industry over that period.  Going forward, we will continue to apply this business model supported by strong cash flows and disciplined risk management to advance our financial and business aspirations.”

Capital Return Plans

In fourth quarter 2009, Entergy Corporation’s Board of Directors authorized a new $750 million share repurchase program supported by the underlying business operations whether or not the spin-off transaction was completed.  The company expects to execute on this $750 million share repurchase authority.  The amount of repurchases may vary as a result of material changes in business results or capital spending or new investment opportunities.  Further, this past weekend, the Board declared a quarterly dividend of 83 cents per common share payable June 1 to stockholders of record on May 12, reflecting the first increase in its quarterly common stock dividend since July 2007.

Financial Implications

In connection with the business unwind, Entergy estimated a total potential charge could range from 40 to 45 cents per share to reflect the write-off of capitalized costs incurred to date and certain other costs to be recorded in accordance with generally accepted accounting principles.  The charge would be reported as a special item.  This charge also includes the previously identified special items for spin-off dis-synergies and expenses for outside services provided to pursue the spin-off in 2010.  Entergy will immediately take steps to eliminate spin-off dis-synergies as soon as possible during 2010.

-more-

Entergy News Release: Entergy Raises Dividend, Provides Strategic Guidance

April 5, 2010

Overarching Financial Aspiration

Entergy continues to aspire to deliver superior value to owners as measured by total shareholder return.  The company believes top-quartile total shareholder returns are achieved by:
·	Operating the business with the highest expectations and standards,
·	Executing on earnings growth opportunities while managing commodity and other business risks,
·	Delivering returns at or above the risk-adjusted cost of capital for each initiative, project, business, etc.,
·	Maintaining credit quality and flexibility,
·	Deploying capital in a disciplined manner, whether for new investments, share repurchases, dividends or debt retirements and
·	Being disciplined as either a buyer or a seller consistent with the market or Entergy’s proprietary point-of-view.

Long-term Financial Outlook

Over the next five years, Entergy believes it offers a competitive utility investment opportunity combined with a valuable option represented by a unique, clean, non-utility nuclear generation business located in attractive power markets.  The expected current long-term financial outlook includes the following:
Earnings:
·	Utility: 5 to 6 percent compound annual earnings growth over the 2010-2014 horizon (2009 base year).

-more-

Entergy News Release: Entergy Raises Dividend, Provides Strategic Guidance

April 5, 2010

Earnings (continued):
·
Entergy Nuclear:  Relatively constant Adjusted EBITDA1 under current forward prices, plus option value related to the potential positive effects of an economic rebound on market heat rates, capacity markets and natural gas prices.  Potential environmental legislation and regulation could also recognize the value of clean energy to society.

·
Corporate:  Results will vary depending upon factors including future effective income tax and interest rates, the amount of share repurchases and the ability to achieve the targeted financial results for the non-nuclear wholesale assets business.

Capital deployment:
·
A balanced capital investment / return program.  Entergy continues to see productive investment opportunities at the Utility in the coming years, as well as an investment outlook at Entergy Nuclear that supports continued safe, secure and reliable operations and opportunistic investments.  Entergy aspires to fund this capital program without issuing traditional common equity, while maintaining a competitive capital return program.  Given the company’s financial profile with a mix of utility and non-utility businesses, return of capital is expected to be provided similar to the past through a combination of common stock dividends and share repurchases.  Absent other attractive investment opportunities, capital deployment through dividends and share repurchases could total as much as $5 billion over the next five years under the current long-term business outlook. The amount of share repurchases may vary as a result of material changes in business results or capital spending or new investment opportunities.

1 Adjusted EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation and amortization and interest and dividend income, excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets.

-more-

Entergy News Release: Entergy Raises Dividend, Provides Strategic Guidance

April 5, 2010

Credit quality:
·	Strong liquidity.
·	Solid credit metrics that support ready access to capital on reasonable terms.

Entergy will host a teleconference to discuss this release at 10:00 a.m. CT on Monday, April 5, 2010, with access by telephone, (719) 325-2247, confirmation code 8490199.  The call can also be accessed via Entergy’s Web site at www.entergy.com.  A replay of the teleconference will be available through April 12, 2010 thereafter by dialing (719) 457-0820, confirmation code 8490199.  The replay will also be available on Entergy’s Web site at www.entergy.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations.  Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi and Texas.  Entergy has annual revenues of more than $10 billion and over 15,000 employees.

Additional information regarding Entergy’s updated long-term financial outlook is available in Entergy’s investor news release dated April 5, 2010, a copy of which is available on Entergy’s investor relations Web site at www.entergy.com/investor_relations.

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties.  There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in Entergy’s Form 10-K for the year ended December 31, 2009, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934, (b) uncertainties associated with efforts to remediate the effects of Hurricanes Gustav and Ike and the January 2009 Arkansas ice storm and recovery of costs associated with restoration, and (c) legislative and regulatory actions, and conditions of the capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and in subsequent securities filings.